Exhibit 99.1

Conduent Incorporated
100 Campus Drive, Suite 200
Florham Park, NJ 07932
www.conduent.com
Conduent Announces Agreement to Sell its Curbside Management and Public Safety Businesses to Modaxo
Transaction expected to close in the first quarter of 2024
FLORHAM PARK, N.J., December 28, 2023 — Conduent Incorporated (Nasdaq: CNDT), a global technology-led business solutions and services company, today announced a definitive agreement to sell its Curbside Management Solutions and Public Safety Solutions businesses to Modaxo, a division of Constellation Software Inc. (TSX: CSU). Modaxo is a global portfolio company focused on advancing people transportation solutions.
The transaction is expected to close in the first quarter of 2024. The closing is subject to the satisfaction of customary closing conditions and regulatory approvals.
“This divestiture demonstrates continued progress in streamlining our portfolio to drive increased focus on our core capabilities and enable synergistic growth to create shareholder and client value,” said Cliff Skelton, Conduent President and CEO. “The proceeds from this transaction and that of our previously announced BenefitWallet transaction, will be used principally to reduce debt. We will continue to be open-minded regarding the use of capital associated with future portfolio rationalization efforts. We are committed to ensuring a seamless transition for our associates and clients while continuing to drive innovation in our road usage charging and transit businesses to enable streamlined, high-volume mobility services.”
The two businesses, which support approximately 130 government clients across the globe, operate largely independent from the rest of Conduent’s transportation portfolio. Curbside management provides parking enforcement systems and public safety provides automated photo enforcement processing, both for state and local municipalities.
Additional details of the transaction are outlined in Conduent’s 8-K filed with the U.S. Securities and Exchange Commission (SEC) today.

About Conduent
Conduent delivers digital business solutions and services spanning the commercial, government and transportation spectrum – creating exceptional outcomes for its clients and the millions of people who count on them. The Company leverages cloud computing, artificial intelligence, machine learning, automation and advanced analytics to deliver mission-critical solutions. Through a dedicated global team of approximately 60,000 associates, process expertise, and advanced technologies, Conduent’s solutions and services digitally transform its clients’ operations to enhance customer experiences, improve performance, increase efficiencies and

Exhibit 99.1
reduce costs. Conduent adds momentum to its clients’ missions in many ways including delivering 43 percent of nutrition assistance payments in the U.S., enabling 1.3 billion customer service interactions annually, empowering millions of employees through HR services every year and processing nearly 12 million tolling transactions every day. Learn more at www.conduent.com.

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Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com
Neil Franz, Conduent, +1-240-687-0127, neil.franz@conduent.com

Investor Relations Contact:
Giles Goodburn, Conduent, +1-203-216-3546, ir@conduent.com

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Trademarks
Conduent is a trademark of Conduent Incorporated in the United States and/or other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements
This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," “endeavor,” "if,” “growing,” “projected,” “potential,” “likely,” "see," "ahead," "further," "going forward," "on the horizon," and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, statements regarding the expectation that the sale of Conduent’s curbside management and public safety businesses will be consummated and the timing of such consummation, as well as statements regarding Conduent’s focus on a seamless transition for clients and associates. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are outside of our control, that could cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make. Important factors and uncertainties that could cause actual results to differ materially from those in our forward-looking statements include, but are not limited to: Conduent’s ability to realize the benefits anticipated from the sale of its curbside management and public safety businesses, including as a result of a delay or failure to obtain certain required regulatory approvals or the failure of any other condition to the closing of the transaction such that the closing of the transaction is delayed or does not occur;

Exhibit 99.1
unexpected costs, liabilities or delays in connection with the proposed transaction; the significant transaction costs associated with the proposed transaction; negative effects of the announcement, pendency or consummation of the transaction on the market price of our common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; our inability to retain and hire key personnel; the risk that certain contractual restrictions contained in the definitive transaction agreement during the pendency of the proposed transaction could adversely affect our ability to pursue business opportunities or strategic transactions; and other factors that are set forth in the “Risk Factors” and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.